Consent of Independent Registered Public Accounting Firm

As independent public accountants, we hereby consent to the inclusion of our report, dated February 28, 2005, relating to the financial statements of Avicena Group, Inc. included in this Registration Statement on Form SB-2 and to the use of our name as it appears under the caption “Experts”. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

VITALE, CATURANO & COMPANY, Ltd.

March 21, 2005

Boston, Massachusetts